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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2017

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2017, Cheng Weihong, a director and the Senior Vice President (Head of Human Resources and General Administration) of China Auto Logistics Inc. (the “Company”), announced her resignation from her position as Senior Vice President and from the Company’s board of directors (the “Board”), effective as of the appointment of her respective successor. Ms. Cheng will continue with the Company in a non-executive capacity as an assistant to Tong Shiping, the Chief Executive Officer and President of the Company. Ms. Cheng’s decision to resign was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

On December 13, 2017, to fill the vacancies created by the resignation of Ms. Cheng, the Board (effective as of December 13, 2017) (i) elected Yu Jun as a member of the Board until the next annual meeting of the stockholders of the Company or until her earlier resignation or removal; and (ii) appointed Ms. Yu to the office of the Senior Vice President of the Company until the earlier election and qualification of her successor or until her earlier resignation or removal. Ms. Yu will not serve on any committee of the Board.

Ms. Yu, age 36, has been serving as a Vice President (Human Resources and General Administration) of the Company since 2011. From 2007 to 2011, Ms. Yu served as the Company's Administration Officer and from 2003 to 2007, she served as the Company's Human Resources and Administration Supervisor. Ms. Yu earned her bachelor’s degree in law from Tianjin Open University and her associate’s degree in secretary from Tianjin Administrative Cadre Institute of Politics and Law. The Board believes that Ms. Yu has the experience, qualifications, attributes and skills necessary to serve as Senior Vice President and on the Board because of her extensive experience, qualifications, attributes and skills in the China auto industry.

There are no arrangements, understandings or family relationships between the Company and any other director or executive officer of the Company pursuant to which Ms. Yu was selected as a director or officer, nor are there or have there been any transactions between Ms. Yu and the Company in which either had a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Commission. Ms. Yu will not receive a separate salary for her position on the Board, but each will be eligible for grants under the Company’s 2010 Omnibus Long-Term Incentive Plan.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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